Registration No. 333-

      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 8, 1998
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                ----------------

                                 KAYE GROUP INC.
             (Exact Name of Registrant as Specified in its Charter)

           DELAWARE                                              13-3719772
(State or Other Jurisdiction of                               (I.R.S. Employer
 Incorporation or Organization)                              Identification No.)

122 EAST 42ND STREET, NEW YORK, NEW YORK                           10168
(Address of Principal Executive Offices)                         (Zip Code)

                             1993 STOCK OPTION PLAN
                         SUPPLEMENTAL STOCK OPTION PLAN
                            (Full Title of the Plans)

                              MR. BRUCE D. GUTHART
                                    PRESIDENT
                                 KAYE GROUP INC.
                              122 EAST 42ND STREET
                            NEW YORK, NEW YORK 10168
                     (Name and Address of Agent for Service)

                                 (212) 338-2100
          (Telephone Number, Including Area Code, of Agent for Service)

                                 WITH A COPY TO:

                             MICHAEL WEINSIER, ESQ.
                       PARKER CHAPIN FLATTAU & KIMPL, LLP
                           1211 AVENUE OF THE AMERICAS
                            NEW YORK, NEW YORK 10036
                          TELEPHONE NO.: (212) 704-6000
                          FACSIMILE NO.: (212) 704-6288

                         CALCULATION OF REGISTRATION FEE
==================================================================================================================
                                                              Proposed Maximum      Proposed            Amount of
                                               Amount to       Offering Price    Maximum Aggregate    Registration
Title of Securities to Be Registered       be Registered(1)       per Share        Offering Price         Fee
------------------------------------------------------------------------------------------------------------------
Common Stock, par value $.01 per share.....     10,000            $4.97(2)        $49,700.00(2)         $14.66(2)
Common Stock, par value $.01 per share.....    250,000             5.00(2)         1,250,000(2)         368.75(2)
Common Stock, par value $.01 per share.....    182,250             5.06(2)        922,185.00(2)         272.04(2)
Common Stock, par value $.01 per share.....      5,000             6.64(2)         33,200.00(2)           9.79(2)
Common Stock, par value $.01 per share.....     10,000             7.06(2)         70,600.00(2)          20.83(2)
Common Stock, par value $.01 per share.....     15,000             7.88(2)        118,200.00(2)          34.87(2)
Common Stock, par value $.01 per share.....     15,000             8.03(2)        120,450.00(2)          35.53(2)
Common Stock, par value $.01 per share.....     41,750             8.43(2)        351,952.50(2)         103.83(2)
Common Stock, par value $.01 per share.....     82,650            10.00(2)        826,500.00(2)         243.82(2)
Common Stock, par value $.01 per share.....        500            11.63(2)          5,815.00(2)           1.72(2)
Common Stock, par value $.01 per share.....      5,000            10.91(2)         54,550.00(2)          16.09(2)
Common Stock, par value $.01 per share.....     82,850             7.31(3)        605,540.62(3)         178.72(3)
              TOTAL........................    700,000                            $4,408,993.13         $1,300.65
==================================================================================================================

(1) Pursuant to Rule 416(b), there shall also be deemed covered hereby such additional securities as may result from anti-dilution adjustments under the 1993 Stock Option Plan and Supplemental Stock Option Plan.
(2) Estimated solely for the purpose of calculating the registration fee on the basis of, pursuant to Rule 457(h)(1), the price at which such options may be exercised.
(3) Estimated solely for the purpose of calculating the registration fee on the basis of, pursuant to Rule 457(h), the average of the high bid and low asked prices per share of the registrant's Common Stock on the Nasdaq National Market on March 6, 1998.

                                    PART II.

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.    INCORPORATION OF DOCUMENTS BY REFERENCE.

           The following documents are incorporated herein by reference: (i) the description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A (File No. 0-21988), filed on June 24, 1993 pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including any amendment or report filed for the purpose of updating such description; (ii) the Company's Quarterly Report on Form 10-Q for the Quarter Ended September 30, 1997; (iii) the Company's Quarterly Report on
Form 10-Q for the Quarter Ended June 30, 1997; (iv) the Company's Quarterly Report on Form 10-Q for the Quarter Ended March 31, 1997; (v) the Company's Current Reports on Form 8-K dated September 5, 1997, October 28, 1997 and January 7, 1998 (dates of earliest event reported); and (vi) the Company's Annual Report on Form 10-K for the Year Ended December 31, 1996.

           All documents filed subsequent to the date of this registration statement pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment hereto that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.

ITEM 4.    DESCRIPTION OF SECURITIES.

           Not Applicable.

ITEM 5.    INTERESTS OF NAMED EXPERTS AND COUNSEL.

           Not Applicable.

ITEM 6.    INDEMNIFICATION OF DIRECTORS AND OFFICERS.

           Section 145 of the General Corporation Law of the State of Delaware (the "GCL") provides that directors, officers, employees or agents of Delaware corporations are entitled, under certain circumstances, to be indemnified against expenses (including attorneys' fees) and other liabilities actually and reasonably incurred by them in connection with any suit brought against them in their capacity as a director, officer, employee or agent, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful. Section 145 also provides that directors, officers, employees and agents may also be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by them in connection with a derivative suit bought against them in their capacity as a director, officer, employee or agent, as the case may be, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made without court approval if such person was adjudged liable to the corporation.

           Section 2 of Article Nine of the Company's Certificate of Incorporation provides that the Company shall indemnify each person who is or was made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, by reason of the fact that he or she is or was a director or officer of the Company, or, while a director or officer of the Company, is or was serving at the request of the Company as a director, officer, employee or agent of another entity, whether the basis of such proceeding is alleged action in an official capacity or in any other capacity, to the fullest extent authorized by the GCL, against all expense, liability and loss incurred by such indemnitee in connection therewith. Such indemnification includes the right of such indemnitee to be paid by the Company the expenses incurred in connection with any such proceeding in advance of its final disposition.

           The Company maintains directors and officers liability insurance policies with National Union Fire Insurance Co. of Pittsburgh, Pennsylvania and Continental Casualty Co. The policies insure the directors and officers of the Company against loss arising from certain claims made against such directors or officers by reason of certain wrongful acts. The policies provide for a combined limit of liability of $5 million per policy year for both directors' and officers' liability coverage at an aggregate annual premium of $136,862.

ITEM 7.    EXEMPTION FROM REGISTRATION CLAIMED.

           Not Applicable.

ITEM 8.    EXHIBITS.


     Exhibit                                     Description
     -------                                     -----------

        3.1 Certificate of Incorporation of the Company (filed with the Commission on June 17, 1993 as Exhibit 3.1 to the Company's Registration Statement on Form S-1 (Registration No. 33- 64664) (the "Form S-1") and incorporated by reference herein).

        3.2 By-Laws of the Company (filed with the Commission on June 17, 1993 as Exhibit 3.2 to the Form S-1 and incorporated by reference herein).

        4.1     Kaye  Group  Inc.   1993  Stock  Option  Plan  (filed  with  the
                Commission on August 17, 1993 as Exhibit 10.6 to the Form S-1 and incorporated by reference herein).

        4.2 Kaye Group Inc. Supplemental Stock Option Plan (filed with the Commission on March 31, 1997 as Exhibit 10.1(i) to the Company's Annual Report on Form 10-K for the year ended December 31, 1996 and incorporated by reference herein).

        5.1 Opinion and consent of Ivy S. Fischer, Esq., counsel to the Company, as to the legality of the securities being offered.

        23.1    Consent of Coopers & Lybrand L.L.P.

        23.2    Consent of Ivy S. Fischer, Esq. (contained in Exhibit 5.1).

        24.1 Power of Attorney (contained in the signature page to this registration statement).

ITEM 9.    UNDERTAKINGS.

           The undersigned registrant hereby undertakes:

           (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                      (i) To include any prospectus required by Section 10(a)(3) of the Act;

                      (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3, Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

           (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

           (4) If the registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by Rule 3-19 of this chapter at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section
10(a)(3) of the Act or Rule 3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Form F-3.

           The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

           Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 8th day of March, 1998.

                                           KAYE GROUP INC.

                                           By:  /s/ Bruce D. Guthart
                                              -------------------------
                                              Bruce D. Guthart, President, Chief
                                              Executive Officer and Chairman of
                                              the Board of Directors

                                POWER OF ATTORNEY

           The undersigned directors and officers of Kaye Group Inc. hereby constitute and appoint Bruce D. Guthart and Michael P. Sabanos, and each of them, with full power to act without the other and with full power of substitution and resubstitution, our true and lawful attorneys-in-fact with full power to execute in our name and behalf in the capacities indicated below any and all amendments (including post-effective amendments and amendments thereto) to this registration statement and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission and hereby ratify and confirm each and every act and thing that such attorneys-in-fact, or any of them, or their substitutes, shall lawfully do or cause to be done by virtue thereof.

           Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

     Signature                     Title                              Date

/s/ Bruce D. Guthart          President,  Chief Executive          March 9, 1998
------------------------      Officer and Chairman of the
(Bruce D. Guthart)            Board of Directors (Principal
                              Executive Officer)


/s/ Michael P. Sabanos        Director, Senior Vice President,     March 9, 1998
------------------------      Chief Financial Officer (Principal
(Michael P. Sabanos)          Financial and Accounting Officer)


/s/ Howard Kaye               Director                             March 9, 1998
------------------------
(Howard Kaye)


                              Director
------------------------
(Robert L. Barbanell)


/s/ Richard B. Butler         Director                             March 9, 1998
------------------------
(Richard B. Butler)


                              Director
------------------------
(Elliot S. Cooperstone)


/s/ David Ezekiel             Director                             March 9, 1998
------------------------
(David Ezekiel)


/s/ Ned L. Sherwood           Director                             March 9, 1998
------------------------
(Ned L. Sherwood)

                                  EXHIBIT INDEX


Exhibit                         Description                                Page
-------                         -----------                                ----

3.1 Certificate of Incorporation of the Company (filed with the Commission on June 17, 1993 as Exhibit 3.1 to the Company's Registration Statement on Form S-1 (Registration No. 33-64664) (the "Form S-1") and incorporated by reference herein).
3.2 By-Laws of the Company (filed with the Commission on June 17, 1993 as Exhibit 3.2 to the Form S-1 and incorporated by reference herein).
4.1 Kaye Group Inc. 1993 Stock Option Plan (filed with the Commission on August 17, 1993 as Exhibit 10.6 to the Form S-1 and incorporated by reference herein).
4.2 Kaye Group Inc. Supplemental Stock Option Plan (filed with the Commission on March 31, 1997 as Exhibit 10.1(i) to the Company's Annual Report on Form 10-K for the year ended December 31, 1996 and incorporated by reference herein).
5.1 Opinion and consent of Ivy S. Fischer, Esq., counsel to the Company, as to the legality of the securities being offered.
23.1         Consent of Coopers & Lybrand L.L.P.
23.2         Consent of Ivy S. Fischer, Esq. (contained in Exhibit 5.1).
24.1 Power of Attorney (contained in the signature page to this registration statement).